Exhibit 99.3

SITO MOBILE, LTD.
PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2015

	SITO Mobile	Hipcricket	Adjustments		Combined
Current Assets:
Cash and cash equivalents	$2,787,249	$-	$(1,300,000)	[A]	$1,487,249
Accounts receivable, net – current portion	4,206,799	1,600,739			5,807,538
Prepaid expenses	383,599	75,266			458,865
Total current assets	7,377,647	1,676,005	(1,300,000)		7,753,652

Other assets:
Property and equipment, net	516,357	72,815	(52,815)	[A]	536,357
Accounts receivable, net	225,000	-	-		225,000
Capitalized software development costs, net	1,152,909	-	970,000	[A]	2,122,909
Patents	403,589	-			403,589
Patent application costs	845,569	-			845,569
Trade name	-	2,222,667	(2,222,667)	[A]	-
Customer relationships	-	-	980,000	[A]	980,000
Software license	831,000	-	-		831,000
Other assets including security deposits	83,576	-	-		83,576
Deferred loan costs, net	107,320	-	-		107,320
Goodwill	4,549,928	-	1,874,297	[A]	6,424,225
Total assets	$16,092,895	$3,971,487	$248,815		$20,313,197

Notes

[A]	To record the acquisition of the Hipcricket Inc. mobile advertising business on July 8, 2015 with a pro forma effective date of October 1, 2013. The Company paid $1,300,000 in cash and issued to Hipcricket 620,560 shares of the Company’s common stock (the “Shares”) for the all rights in, to contracts with Hipcricket’s mobile advertising customers, customer lists and records as well as certain intellectual assets and properties used in Hipcricket’s mobile advertising business. The Company did not acquire the Hipcricket trade name nor assume any Hipcricket liabilities. The Shares are valued at $2,544,297, based on the $4.10 per share closing price of the Company’s common stock on July 8, 2015. Total purchase consideration, consisting of the cash paid and the Shares, was $3,844,297.

SITO MOBILE, LTD.
PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2015

	SITO Mobile	Hipcricket	Adjustments		Combined
Current liabilities:
Accounts payable	$1,853,610	$6,780,537	$(6,780,537)	[A]	$1,853,610
Accrued expenses	656,340	346,200	(346,200)	[A]	656,340
Deferred licensing revenue	875,883	209,203	(209,203)	[A]	875,883
Accrued compensation – related party	320,571	-	-		320,571
Note payable, net - current portion	2,631,564	-	-		2,631,564
Current portion of capital lease obligation	19,997	-	-		19,997
Total current liabilities	6,357,965	7,335,940	(7,335,940)		6,357,965

Long-term liabilities
Long-term portion of capital lease obligation	7,830	-	-		7,830
Note payable, net	6,380,787	-	-		6,380,787
Total long-term liabilities	6,388,617	-			6,388,617

Total liabilities	12,746,582	7,335,940	(7,335,940)		12,746,582

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	15,721	-	621	[A]	16,342
Additional paid-in capital	139,652,245	-	4,219,681	[A]	143,871,926
Accumulated deficit	(136,321,653)	(3,364,453)	3,364,453	[A]	(136,321,653)
Total stockholders’ equity	3,346,313	(3,364,453)	7,584,755		7,566,615

Total liabilities and stockholders’ equity	$16,092,895	$3,971,487	$248,815		$20,313,197

2

SITO MOBILE, LTD.
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2015

	SITO Mobile	Hipcricket	Adjustments		Combined
Revenue
Wireless applications	$5,816,395	$-	$-		$5,816,395
Licensing and royalties	408,120	-	-		408,120
Media placement	5,070,619	5,563,704	-		10,634,323
	11,295,134	5,563,704	-		16,858,838
Cost of Sales	4,844,832	3,025,315	-		7,870,147

Gross Profit	6,450,302	2,538,389	-		8,988,691

Operating Expenses
General and administrative (including stock based compensation)	3,984,537	1,370,272	-		5,354,809
Compensation expense (including stock based compensation)*	2,880,210	6,574,850	-		9,455,060
Depreciation and amortization	210,639	45,772	-		256,411
Research and development	35,225	-	-		35,225
Total operating expenses	7,110,611	7,990,894	-		15,101,505

Loss from operations	(660,309)	(5,452,505)	-		(6,112,814)

Other Income (Expenses)
Interest expense	(1,306,136)	(152,511)	-		(1,458,647)
Interest income	54,323	-	-		54,323
Other expense		(38,922)	-		(38,922)
Total other income (expense)	(1,251,813)	(191,433)	-		(1,443,246)

Net loss before income taxes	(1,912,122)	(5,643,938)	-		(7,556,060)
Provision for income taxes	-	-	-		-

Net loss	$(1,912,122)	$(5,643,938)	$-		$(7,556,060)

Basic and diluted loss per share	$(0.12)	-	-		$(0.47)

Weighted average shares outstanding	15,365,638	-	620,560	[A]	15,986,198

3

SITO MOBILE, LTD.
PRO FORMA UNAUDITED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2014

	SITO Mobile	Hipcricket	Adjustments		Combined
Current Assets:
Cash and cash equivalents	$620,185	$-	$(1,300,000	) [A]	$(679,815)
Accounts receivable, net – current portion	2,443,308	3,846,906	-		6,290,214
Prepaid expenses	233,541	160,177	-		393,718
Total current assets	7,377,647	4,007,083	(1,300,000)		6,004,117

Other assets:
Property and equipment, net	236,706	150,829	(130,829	) [A]	256,706
Accounts receivable, net	450,000	-	-		450,000
Capitalized software development costs, net	639,416	-	970,000	[A]	1,609,416
Patents	447,427	-	-		447,427
Patent application costs	845,569	-	-		845,569
Trade name	-	2,222,667	(2,222,667	) [A]	-
Customer relationships	-	-	980,000	[A]	980,000
Software license	831,000	-	-		831,000
Other assets including security deposits	113,291	-	-		113,291
Goodwill	3,482,884	-	1,874,297	[A]	5,357,181
Total assets	$10,106,768	$6,380,579	$170,801		$16,658,148

Current liabilities:
Accounts payable	$1,651,805	5,328,738	$(5,328,738	) [A]	$1,651,805
Accrued expenses	501,122	1,258,579	(1,258,579	) [A]	501,122
Deferred revenue	378,257	754,568	(754,568	) [A]	378,257
Accrued compensation – related party	598,592	-	-		598,592
Convertible debentures – related party	643,973	-	-		643,973
Convertible debentures – unrelated parties	3,646,926	-	-		3,646,926
Current portion of capital lease obligation	16,661	-	-		16,661
Total current liabilities	7,437,336	7,341,885	(7,341,885)		7,437,336

Long-term portion of capital lease obligation	12,718	-	-		12,718

Total liabilities	7,450,054	7,341,885	(7,341,885)		7,450,054

Stockholders’ equity:
Preferred stock	-	-	-		-
Common stock	15,073	-	621	[A]	15,694
Additional paid-in capital	137,051,172	-	6,550,759	[A]	143,601,931
Accumulated deficit	(134,409,531)	(961,306)	961,306	[A]	(134,409,531)
Total stockholders’ equity (deficit)	2,656,714	(961,306)	7,512,686		9,208,094

Total liabilities and stockholders’ equity	$10,106,768	6,380,579	$170,801		$16,658,148

4

SITO MOBILE, LTD.
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2014

	SITO Mobile	Hipcricket	Adjustments		Combined
Revenue
Wireless applications	$8,196,761	$-	$-		$8,196,761
Licensing and royalties	916,438	-	-		916,438
Media placement	758,359	15,348,930	-		16,107,289
	9,871,558	15,348,930	-		25,220,488
Cost of Sales	3,589,879	9,238,136	-		12,828,015

Gross Profit	6,281,679	6,110,794	-		12,392,473

Operating Expenses
General and administrative (including stock based compensation)	5,041,519	2,563,660	-		7,605,179
Compensation expense (including stock based compensation)	4,212,932	9,466,639	-		13,679,571
Depreciation and amortization	729,455	73,743	-		803,198
Research and development	58,829	-	-		58,829
Total operating expenses	10,042,735	12,104,042	-		22,146,777

Loss from operations	(3,761,056)	(5,993,248)	-		(9,754,304)

Other Income (Expenses)
Interest expense	(749,458)	(136,954)	-		(886,412)
Restructuring costs	-	(461,563)	-		(461,563)
Impairment of goodwill and trade name	-	(18,168,176)	-		(18,168,176
Other expense	-	(14,598)	-		(14,598)
Total other income (expense)	(749,458)	(18,781,291)	-		(19,530,749)

Net loss before income taxes	(4,510,514)	(24,774,539)	-		(29,285,053)
Provision for income taxes	-	-	-		-

Net loss	$(4,510,514)	$(24,774,539)	$-		$(29,774,539)

Basic and diluted loss per share	$(0.31)	-	-		$(1.99)

Weighted average shares outstanding	14,374,967	-	620,560	[A]	14,995,527

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